Exhibit 99.1

Institutional Investors:

Peter Sands
212-492-1110
institutionalir@wpcarey.com

Individual Investors:

W. P. Carey Inc.
212-492-8920
ir@wpcarey.com

Press Contacts:
Guy Lawrence

Ross & Lawrence

212-308-3333

gblawrence@rosslawpr.com

Anna McGrath

W. P. Carey Inc.

212-492-1166

amcgrath@wpcarey.com

W. P. Carey Completes $5.9 Billion Merger with CPA®:17

Transaction Simplifies Company and Improves Earnings Quality

New York, NY — October 31, 2018 — W. P. Carey Inc. (NYSE: WPC), a net lease real estate investment trust, today announced the completion of its merger with one of its managed funds, Corporate Property Associates 17 — Global Incorporated (“CPA:17”). In connection with the merger, CPA:17 stockholders received 0.160 shares of W. P. Carey Inc. common stock for each share of CPA:17 in a transaction valued at approximately $5.9 billion, including the assumption of debt.

In connection with the merger, W. P. Carey issued 53.9 million shares of its common stock in a stock-for-stock transaction. As a result, the company’s equity market capitalization has increased to approximately $11 billion, positioning it as one of the largest net lease REITs and among the top 25 publicly-traded REITs in the MSCI US REIT Index.

W. P. Carey believes the primary benefits of the merger include:

•                  Significantly improved earnings quality;

•                  Further simplification of its business;

•                  Enhanced portfolio metrics;

•                  Increased size, scale and market prominence; and

•                  Strengthened credit profile, maintaining its BBB and Baa2 ratings.

As a result of the merger, W. P. Carey’s diversified portfolio of operationally-critical commercial real estate includes 1,186 net lease properties, located primarily in the U.S. and Northern and Western Europe, covering approximately 133 million square feet and leased to 304 tenants.

“The completion of this transaction marks an important milestone for W. P. Carey, essentially transforming us into a pure-play net lease REIT with a simpler business and more valuable earnings,” said Jason Fox, Chief Executive Officer of W. P. Carey. “We’ve added a high-quality diversified portfolio at a favorable cap rate of approximately 7% and, having assembled and managed the assets on behalf of CPA:17, expect a seamless transition.

“Furthermore, we were able to complete this transaction ahead of schedule, a tribute to the expertise and hard work of our dedicated employees. Today, W. P. Carey sits among the largest and most prominent REITs. We have provided investors with long-term growth and stable income for more than four decades and look forward to creating value for all of our shareholders — old and new — over the quarters and years to come.”

W. P. Carey Inc.

Celebrating its 45th anniversary, W. P. Carey ranks among the largest diversified net lease REITs with an enterprise value of over $17 billion and a portfolio of operationally-critical commercial real estate that includes 1,186 net lease properties covering approximately 133 million square feet. For over four decades the company has invested in high-quality single-tenant industrial, warehouse, office and retail properties subject to long-term leases with built-in rent escalators. Its portfolio is located primarily in the U.S. and Northern and Western Europe and is well-diversified by tenant, property type, geographic location and tenant industry.
www.wpcarey.com

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this press release constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey Inc. (“W. P. Carey”) and can be identified by the use of words such as “may,” “will,” “should,” “would,” “will be,” “will continue,” “will likely result,” “believe,” “project,” “expect,” “anticipate,” “intend,” “estimate” and other comparable terms. These forward-looking statements include, but are not limited to, statements regarding: the anticipated benefits of the merger, including the statements made by Mr. Jason Fox; our capital structure and cost of capital; the quality of our portfolio; and statements regarding estimated or future economic performance and results, including our underlying assumptions. These statements are based on the current expectations of our management. It is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of W. P. Carey. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the Securities and Exchange Commission (the “SEC”) and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2017 and in Part II, Item 1A. Risk Factors in W. P. Carey’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.